                                                                   EXHIBIT 10.15

                            SHARE PURCHASE AGREEMENT


         THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made as of this 9th day of May, 2000, by and among Lineo, Inc., a Delaware corporation ("Lineo"), RT-Control Inc., an Ontario corporation (the "Company") and the persons listed in SCHEDULE "1.1(a)" Column I hereto (together the "Shareholders") and the persons listed in SCHEDULE "1.1(a)" Column II hereto (together the "Principals").

         WHEREAS, the Shareholders own 300 common shares in the capital of the Company;

         WHEREAS, the 300 common shares referred to in the previous recital (collectively, the "Company Shares," and individually, a "Company Share") constitute all of the issued and outstanding shares in the capital of the Company;

         WHEREAS, the Shareholders desire to sell the Company Shares to Lineo, and Lineo desires to purchase the Company Shares from the Shareholders, upon the terms and conditions set forth herein; and

         WHEREAS, the parties wish to set forth certain other agreements among them.

         NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                         ARTICLE 1 - PURCHASE AND SALE

1.1      SHARES.

On the terms and subject to the conditions set forth in this Agreement, at the Closing and upon the basis of the representations, warranties, covenants and agreements contained herein, the Shareholders shall sell, convey, transfer and deliver to Lineo, and Lineo shall purchase from the Shareholders, the Company Shares in consideration for the purchase price which is to be satisfied in cash and by the issuance of 404,169 unregistered shares of Lineo Series D Convertible Preferred Stock (as defined below) as set forth in SCHEDULE "1.1(a)" hereto. As used herein, the term "Lineo Shares" means shares of Series D Convertible Preferred Stock, U.S. $.001 par value per share, of Lineo as more particularly described in the Certificate of Designation attached hereto as SCHEDULE "1.1(b)". The shares of Lineo Series D Preferred Stock issuable to the Shareholders hereunder in exchange for the Company Shares are sometimes collectively referred to as the "Lineo Shares" and individually as a "Lineo Share" and the Shares of the Common Stock of Lineo issuable upon the conversion of the Lineo Shares shall be referred to as


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                                      -2-

"Conversion Shares". The cash and Lineo Shares shall be delivered at Closing to the Shareholders as set out in SCHEDULE "1.1(a)" hereto.

                          ARTICLE 2 - MANNER OFEXCHANGE

2.1      PURCHASE PRICE.

At the Closing, each Shareholder shall deliver to Lineo a certificate or certificates representing all of the Company Shares held by the Shareholder in the number set out in SCHEDULE "1.1(a)" hereto, accompanied by a stock power or powers duly executed in blank, with all necessary stock transfer and other documentary stamps attached, and Lineo shall deliver to the Shareholders, as set forth in SCHEDULE "1.1(a)" hereto, (i) cash consideration in immediately available funds and/or (ii) one or more certificates representing Lineo Shares due to the Shareholders issued in the name of the Shareholders.

          ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                 THE PRINCIPALS

As an inducement to Lineo to enter into and perform its obligations under this Agreement, the Company and the Principals (and the other Shareholders only to the extent so specifically provided), jointly and severally, represent and warrant to Lineo as set out below. The parties acknowledge and agree that all representations and warranties in respect of the Company are given by the Principals on a joint and several basis. Any representation and warranty or covenant given below by a Shareholder who is not a Principal is given severally and not jointly and severally and only in respect of himself.

3.1      ORGANIZATION AND GOOD STANDING.

The Company is a corporation duly organized, validly existing under the laws of the Province of Ontario and has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is duly licensed and qualified to do business in the jurisdiction in which it operates its business, except for those jurisdictions where the failure to be so registered, qualified or licensed would not individually or in the aggregate have a material adverse effect on the business, prospects, results of operations, financial condition or assets of the Company.

3.2      POWER AND AUTHORIZATION.

The Company has full corporate power and authority to execute and deliver this Agreement and any agreement, document, certificate or instrument being delivered pursuant to or in connection with the transactions contemplated by this Agreement (collectively the "Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each Shareholder has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which he is or will be a party, and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents, and the performance by the Company of its obligations


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                                      -3-

hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder, have been duly authorized by the board of directors of the Company and by the Shareholders. This Agreement and the Transaction Documents have been duly executed and delivered by the Company and by each Shareholder and constitute the legal, valid and binding obligations of the Company and of each Shareholder, enforceable against the Company and each Shareholder in accordance with their respective terms, subject to the fact that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally effecting enforceability of creditors' rights and equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

3.3      SUBSIDIARIES.

The Company does not own or control (directly or indirectly), or own or hold any right to acquire, any share, partnership interest, joint venture interest, equity participation or other security or interest in any other entity, corporation, partnership, trust or any other business association.

3.4      ORGANIZATIONAL DOCUMENTS.

The copies of the Articles of Incorporation and Bylaws of the Company, each as heretofore amended, which have been delivered to Lineo are true, complete and correct. The minute books of the Company made available to Lineo are correct and complete and contain a complete summary of all meetings of directors and shareholders since the time of incorporation of the Company and accurately reflect all transactions referred to in such minutes in all material respects, and all material corporate actions and decisions taken by the Company's board of directors, shareholders and any committees of the board of directors. SCHEDULE "3.4" contains a complete list of all officers and directors of the Company.

3.5      OWNERSHIP OF THE COMPANY.

The Company and the Shareholders represent and warrant that the authorized capital of the Company consists of an unlimited number of common shares, of which, at the time of Closing, 300 are issued and outstanding, all of which are owned of record and beneficially by the Shareholders as described in SCHEDULE "1.1(a)", who have good and marketable title therero, free and clear of any and all Liens. The designations, powers, preferences, rights, conditions, limitations and restrictions in respect of each class and series of authorized capital of the Company are as set forth in the Articles of Incorporation of the Company, as amended to the date hereof, and all such designations, powers, preferences, rights, conditions, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All outstanding shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable. None of the outstanding securities of the Company have been issued in violation of any pre-emptive rights, rights of first refusal or similar rights and are not now nor shall be subject to any such pre-emptive rights, rights of first refusal or similar rights. No contract, commitment or undertaking of any kind has been made for the issuance of additional shares or other securities of the Company, nor is there in effect or outstanding any subscription, option, warrant or other right to acquire any shares of the Company or other instruments convertible into or exchangeable for such shares. There are no voting trust agreements or other contracts, agreements or arrangements restricting or otherwise relating to voting, dividend or


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                                      -4-

other rights with respect to the Company's capital. The Company does not hold any shares in its treasury. Upon delivery of the Company Shares to Lineo pursuant to the provisions of this Agreement, Lineo will acquire good, valid and marketable title to the Company Shares, free and clear of any and all Liens.

3.6      NO VIOLATION.

The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the execution, delivery and performance by the Company and each Shareholder of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

         (a) except as specified herein, conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which the Company or each Principal, or any of their respective properties or assets, may be bound or affected;

         (b) conflict with,violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree; or

         (c) conflict with or violate any provision of the Articles of Incorporation or Bylaws, each as heretofore amended, of the Company.

3.7      NO CONSENT REQUIRED.

Except as set forth on SCHEDULE "3.7", The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that no consent, approval, order or authorization of, or declaration, filing or registration with, any person, entity or governmental authority is required to be made or obtained by the Company or a Principal in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby.

3.8      FINANCIAL STATEMENTS.

         (a) SCHEDULE "3.8(a)" contains the audited balance sheets and statements of earnings and retained earnings as of and for the fiscal period ended December 31, 1999 for the Company. The foregoing financial statements are referred to in this Agreement as the "Financial Statements".

The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the Financial Statements are complete and correct in all material respects, are consistent with the books and records of the Company and are in accordance with generally accepted accounting principles consistently applied and fairly present the Company's financial condition, assets, liabilities and retained earnings as of their respective dates and the


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                                      -5-

statements of income, retained earnings and cash flow for the periods related thereto. Except as disclosed in SCHEDULE "3.8(b)" and to the best knowledge of the Principals, all material liabilities and obligations, whether accrued or absolute, and whether due or to become due, which existed as of the date of a balance sheet have been disclosed in the balance sheets included in the Financial Statements or in the notes thereto. The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the statements of income included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business.

3.9      ABSENCE OF UNDISCLOSED LIABILITIES.

The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that as of the date hereof, the Company has not, and as of the Closing Date, the Company will not have, any material debts, liabilities or obligations of any nature arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date except
(a) for liabilities and obligations under agreements, contracts, leases or commitments disclosed in this Agreement or in a Schedule hereto, and (b) for liabilities and obligations arising in the ordinary course of business, consistent in form and amount with past practice, since December 31, 1999, none of which liabilities or obligations, individually or in the aggregate, is material in amount with respect to the business, prospects, results of operations, financial condition or assets of the Company. Except as disclosed on SCHEDULE "4.9(a)". The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the Company is not under any obligation, contingent or otherwise, to refund or rebate any amounts paid or payable to it for services rendered prior to the date hereof. As of the date hereof, the Company does not have, and as of the Closing Date, the Company will not have, any debts, liabilities or obligations of any nature to, or owing from, the Shareholders except for those contained in SCHEDULE "3.9".

3.10     COMPLIANCE WITH LAWS; PERMITS.

The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the Company is in compliance with all laws, regulations, rules, ordinances, orders and other requirements applicable to the operation, conduct or ownership of its property or business in all material respects. Neither the Company nor the Shareholders has received notice of the violation or of any claim of violation of any law, regulation, rule, ordinance, order or other requirement or Permit (as defined below) applicable to it. The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that, the Company holds all of the permits, licenses, approvals and authorizations of governmental authorities or third parties (collectively, "Permits") necessary for the conduct of its business. All such Permits are in full force and effect, and will remain with the Company upon, and will not be affected by, the Closing. The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that there is no condition, nor has any event occurred, which constitutes or with the giving of notice or passage of time or both would constitute a violation of the terms of any Permit and no cancellation, modification or revocation of any of the Permits is pending or threatened.


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                                      -6-

3.11     PROPERTY.

         (a) The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the Company owns no real property, has good and marketable title or rights as lessee to all real, personal, mixed, tangible and intangible property of any kind or nature owned or used by it, and it owns each of the assets shown or reflected or to be shown or reflected on the Financial Statements, in each case free and clear of all Liens, except for Liens identified on SCHEDULE "3.11(a)" hereto on the date hereof.

         (b) All leases of real property and all material leases of personal property leased by the Company and utilized in its business, including any and all leases with related parties (collectively, the "Leased Property"), are listed on SCHEDULE "3.11(b)", and correct and complete copies previously have been furnished to Lineo. To the best knowledge of the Principals, the Company enjoys peaceful and undisturbed possession under all such leases. To the best knowledge of the Principals, any real property that the Company occupies or leases under such leases is in good condition and repair with adequate plumbing, heating and air conditioning and with public access as required for the conduct of its business, except for such deficiencies which are not material, individually or in the aggregate, in nature or cost.

3.12     CONDITION OF PROPERTY AND RELATED MATTERS.

The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that all buildings, machinery, equipment and other tangible assets used by the Company are in fair or good operating condition and repair, reasonable wear and tear excepted, are useable in the ordinary course of their business and are adequate and suitable for the uses to which they are being put. None of such items requires any repairs or replacement except for maintenance in the ordinary course of business or such other repairs or replacements which are not material, individually or in the aggregate, in nature or cost. All such assets and property are located at real property locations constituting the Leased Property, or as otherwise identified on SCHEDULE "3.12" hereto.

3.13     MATERIAL CONTRACTS.

The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the Company has not entered into nor is it bound by any contract, agreement, relationship or commitment, written or oral, including without limitation any obligations for money borrowed or under leases, or any arrangements with customers, pursuant to which the Company is obligated to pay or entitled to receive, in the aggregate, in excess of U.S. $15,000, other than those identified on SCHEDULE "3.13" hereto (the "Material Contracts"); true, correct and complete copies of all written Material Contracts and true and complete descriptions of all oral Material Contracts previously have been furnished to Lineo. Except as set forth on SCHEDULE "3.13" and to the best knowledge of the Principals, the Company is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by the Company, or to the knowledge of the Company or the Principals, any other party under any Material Contract or any other obligation owed by the


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                                      -7-

Company, and, to the knowledge of the Company and the Principals, no event has occurred which with the giving of notice or the passage of time or both would constitute a default by any other party to any such Material Contract or obligation. The continuation, validity and effectiveness of all Material Contracts will in no way be affected by the transactions contemplated hereby and there are no negotiations pending to revise the terms of any such Material Contracts. The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the Company is not a party to or bound by any contract, agreement, relationship or commitment, whether or not deemed material, which in any way restricts or purports to restrict the Company's ability to acquire any property or assets or conduct business or provide services to any person or entity anywhere in the world. None of the Company nor the Shareholders is a party to, or obligated to any party under, any partnership agreement, shareholders' agreement, buy/sell agreement or any other agreement, written or oral, relating to or in any way affecting the disposition of the Company Shares.

3.14     INTELLECTUAL PROPERTY.

         (a) The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the Company owns and possesses all right, title and interest in and to, all of the Proprietary Rights identified in SCHEDULE "3.14(c)" (as defined below) and none of such Proprietary Rights have been abandoned;

         (b) Except as disclosed in SCHEDULE "3.14(c)" and to the best knowledge of the Principals, no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or is threatened;

         (c) Except as disclosed in SCHEDULE "3.14(c)" and to the best knowledge of the Principals, neither the Company nor the Principals have received any notice of, nor is the Company aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company nor the Principals, or any registered agent of the Company received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

         (d) Except as disclosed in SCHEDULE "3.14(c)", to the best knowledge of the Principals the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and none of the Company nor the Principals is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby; and

         (e) Except as described in SCHEDULE "3.14(e)" all personnel, including without limitation employees, agents, consultants and contractors, who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party or which by their nature are not the sole proprietary property of the Company either (1) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and provincial law, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favour of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

As used herein, the term "Proprietary Rights" means all proprietary information of the Company, including all the patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the business of the Company, set forth in SCHEDULE "3.14(c)", the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not adversely affect the right of Lineo or the Company to continue to use the Company's Proprietary Rights.

3.15     EMPLOYEE BENEFIT PLANS.

Except as set forth in SCHEDULE "3.15", the Company has not maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to or made any commitments to create any employee benefit plan, pension plan, plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of either the Company's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, phantom stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, golden parachute, employment agreement, consulting agreement or any other benefit, program or contract (collectively, "Employee Benefit Plans") which could give rise to or result in the Company or Lineo having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due.

3.16     SALARIES.

SCHEDULE "3.16" contains a complete and correct list setting forth (i) the names, job descriptions/titles, current compensation rate, date of hire, vacation accrual rate and accrued vacation time of all individuals presently employed by the Company other than the Principals. The Company has made and remitted all deductions required by law to be made for wages and salaries, which deductions are consistent with past practices. The Company has not made any prepayments of salaries, bonuses or any other amounts due to any of its employees or former employees. The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that all obligations to employees, whether for salaries,


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                                      -9-

commissions, bonuses, vacation or otherwise, which are required to be accrued on the Financial Statements in accordance with Canadian generally accepted accounting principles consistently applied have been accrued on the Financial Statements in accordance with Canadian generally accepted accounting principles consistently applied.

3.17     PERSONNEL AGREEMENTS, PLANS AND ARRANGEMENTS.

Except as listed in SCHEDULES "3.15" or "3.16", the Company is not a party to or obligated with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors, or dealers, or (b) collective bargaining agreements or contracts with any labour or trade union, employee bargaining agency or other representative of employees or any employee benefits provided for by any such agreement. The Company has complied in all material respects with all applicable laws relating to the employment of labour, including but not limited to provisions thereof relating to wages, hours, vacation pay, collective bargaining and the payment, deduction and remittance of all amounts required to be deducted and/or remitted in respect of wages and salaries and of other Taxes and such deductions are consistent with past practices and in accordance with Canadian generally accepted accounting principles consistently applied. Neither the Company nor the Principals have received notice from any employee of the Company that any such employee is terminating his or her employment with the Company, nor to the best knowledge of the Company and the Principals does any employee intend to terminate his or her employment with the Company as a result of the transactions contemplated hereby.

3.18     BOOKS AND RECORDS.

The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that all the books, records and accounts of the Company are in all material respects accurate and complete, accurately reflect all matters normally entered into the books, records or accounts maintained by similar businesses, are in all material respects in accordance with all laws, regulations and rules applicable to the Company and accurately present and reflect in all material respects all of the transactions described therein.

3.19     INSURANCE POLICIES.

SCHEDULE "3.19" contains correct and complete lists and descriptions, including policy numbers, of all insurance policies owned or held by the Company. The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that such policies are in full force and effect, and the Company is not in default under any of them.

3.20     BANK ACCOUNTS.

SCHEDULE "3.20" is a complete and correct list of each bank and brokerage firm in which the Company has an account or safe deposit box, the number of each such account or box, the names of all persons authorized to draw thereon or to have access thereto, and a description of the items in each such box as of a date not more than seven days prior to the date hereof.

3.21     TAXES.

Except as set forth on SCHEDULE "3.21":

         (a) The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the Company has properly prepared and duly and timely filed with the appropriate taxing authorities all Tax Returns that are required to have been filed for, by, on behalf of or with regard to the Company and its assets, operations and businesses, and such returns are correct and complete and reflect all liabilities for Taxes for the periods covered thereby.

         (b) The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that all Taxes due and payable by or with respect to the Company for all periods through the Closing Date have been or will be fully and timely paid when due, and adequate accruals for Taxes (rather than for deferred Taxes) have been provided in the books and records of the Company with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing.

         (c) The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the Company has complied in all material respects with all applicable laws, rules and regulations relating to the remittance and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation all amounts required to be so withheld for all periods under all applicable laws and has remitted to the appropriate taxing authorities all amounts due to be remitted and established adequate reserves for all amounts not yet due to be remitted.

         (d) The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that any deficiencies asserted, assessed or proposed as a result of any governmental audits of the Tax Returns of the Company have been paid or settled, and there are no present disputes as to Taxes payable by the Company. The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that there is no audit, investigation, or proceeding in progress, pending or threatened in writing against the Company by any governmental agency in connection with Taxes; nor, to the knowledge of the Company or the Principals, is there any reasonable basis for any such audit, investigation or proceeding. No issue has been raised by a federal, provincial, local or foreign taxing authority in any current or prior examination of the Company which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

         (e) The Company has not (1) executed or filed with any taxing authority any agreement extending the period for assessment or collection of any Taxes, including but not limited to any applicable statute of limitations; (2) requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed; or (3) received any written ruling of a taxing authority related to Taxes or entered into any written and legally binding agreement with a taxing authority relating to Taxes.

         (f) After the date hereof, no election or consent with respect to any Tax (or the computation thereof) affecting the Company will be made without Lineo's prior written consent.

         (g) To the extent that income Tax Returns have been required to be filed by the Company, the Principals have provided Lineo with correct and complete copies of all income Tax Returns of the Company for the Company's last full fiscal year.

         (h) Each of the Shareholders is not a non-resident within the meaning of Section 116 of the INCOME TAX ACT (Canada).

         (i) The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the Company is not subject to any private letter ruling of the Canada Customs and Revenue Agency or comparable rulings of other taxing authorities.

3.22     LITIGATION.

Except as set forth in SCHEDULE "3.22", there is no claim, counter-claim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Company or the Principals, threatened against or involving the Company (or pending or, to the knowledge of the Company or the Principals, threatened against any of the officers, directors or key employees of the Company with respect to business activities on behalf of the Company) with respect to or affecting the Company, its accounts, business, properties, assets or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer or before any arbitrator; nor, to the knowledge of the Company or the Principals, is there any reasonable basis for any such claim, action, suit, proceeding or governmental, administrative or regulatory investigation. The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that the Company is not directly subject to or affected by any order, judgment, decree or ruling of any court or governmental agency. Except as set forth in SCHEDULE "3.22", none of the Company nor the Principals have received any written opinion or memorandum of legal advice from legal counsel to the effect that any of them is exposed to any liability which may be material to the business, prospects, results of operations, financial condition or assets of the Company. Except as set forth in SCHEDULE "3.22", the Company is not engaged in any legal action to recover monies due it or for damages sustained by it, and none of the assets of the Company nor any of its business practices is in any manner, directly or indirectly, affected by injunction of any court or governmental, administrative or regulatory agency or body.

3.23     CONDUCT OF THE BUSINESS.

Except as set forth on SCHEDULE "3.23" and except for any material adverse change exceeding a value of $25,000, since December 31, 1999 the Company has conducted its business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities or obligations whatsoever other than in the ordinary course of business consistent with past custom and practice and there has been no material adverse change exceeding a value of $25,000 in the assets, condition (financial or otherwise), results of operations, employee or customer relations, business activities or business prospects of the Company, nor does the Company nor the Principals know of any such change which is threatened, nor has there been any damage, destruction or loss materially adversely affecting any of the assets, or the business condition (financial or otherwise), results of operations, prospects or activities of the Company. Without limitation of the foregoing and except as set forth on SCHEDULES "3.16" or "3.23" and except for any material adverse change exceeding a value of $25,000, since December 31, 1999 the Company has not:

         (a) voluntarily or involuntarily sold, transferred, abandoned, surrendered, subjected to a Lien or otherwise disposed of any assets or property rights except in the ordinary course of business consistent with past custom and practice;

         (b) changed any accounting principles, methods or practices utilized by it or changed any of its depreciation rates or amortization policies or rates;

         (c) made any loan or advance to any party in excess of $15,000;

         (d) issued, redeemed or purchased any stock, bond or corporate security or declared or made any payment or distribution on or with respect to its capital stock;

         (e) incurred debt, liabilities, or obligations of any nature whether accrued, absolute, contingent, direct, indirect, perfected or otherwise and whether due or to become due except (i) current liabilities incurred and liabilities under contracts entered into in the ordinary course of business consistent with past custom and practice and (ii) bonus obligations to the Shareholders and Principals incurred in the ordinary course of business consistent with past custom and practice;

         (f) save and except for increasing the salaries of the Principals to $152,000 per annum, increased the compensation payable to any of its officers, employees or agents;

         (g) save and except for repayments of loans to the Principals, paid any amounts to or for the benefit of the Principals, any officer, employee, consultant, contractor or agent other than salaries at the rates set forth on SCHEDULE "3.16";

         (h) waived any rights of substantial value;

         (i) transferred or disposed of any cash or cash equivalents outside of the ordinary course of business, consistent with past custom and practice;

         (j) entered into any other material transaction out of the ordinary course of business which has had a material adverse effect on the Company; or

         (k) committed to any of the foregoing.

3.24     BROKERS.

None of the Company, nor the Shareholders have (i) incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Documents or (ii) made any statement or representation or entered into any discussion which could give rise to any such obligation or liability of the Company or Lineo.

3.25     OWNERSHIP OF LINEO SHARES.

None of the Company, nor the Shareholders, nor, to the knowledge (such knowledge being limited to actual knowledge without any duty to inquire) of the Company, the Shareholders, any of the employees of the Company, own any shares of Lineo.

3.26     NO ILLEGAL OR IMPROPER TRANSACTIONS.

None of the Company, nor the Principals, nor to the knowledge of the Principals, any of the Company's directors, officers or employees has, directly or indirectly used funds or other assets of the Company, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign;
(c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Company with respect thereto.

3.27     NO MISREPRESENTATION.

The Company represents and warrants, and the Principals to the best of their knowledge represent and warrant, that none of the representations and warranties of the Company, the Principals or the Shareholders set forth in this Agreement or any of the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of the Company and the Shareholders, there is no material fact or information which has not been disclosed to Lineo in writing which materially adversely affects or could reasonably be anticipated to materially adversely affect the business, condition (financial or otherwise), property or assets of the Company or the ability of the Company and the Shareholders to consummate the transactions contemplated hereby.

              ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF LINEO

As an inducement to the Company and to each Shareholder to enter into and perform their respective obligations under this Agreement, Lineo hereby represents and warrants to the Company and to each Shareholder as follows:

4.1      LINEO SHARES.

Lineo's authorized capital stock consists of 100,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock, par value $.001 per share. Of such shares of Preferred Stock, 2,000,000 shares are designated as Series D Convertible Preferred Stock as set forth in the Certificate of Designation. Lineo has authorized and has reserved, and covenants to continue to reserve, free and clear of preemptive and other preferential rights, a sufficient number of shares of its Common Stock to satisfy the rights of conversion of the holders of the Series D Convertible Preferred Stock (the "Conversion Stock").

4.2      ORGANIZATION AND CORPORATE POWER.

Lineo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its assets, liabilities, condition (financial or other), business, results of operations or prospects (a "Material Adverse Effect"). Lineo has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance of Lineo Shares and the issuance of the Conversion Shares. Lineo is not in violation of any term of its Certificate of Incorporation and Bylaws, as amended to date (the "Certificate of Incorporation" and "Bylaws", respectively).

4.3      AUTHORIZATION AND NON-CONTRAVENTION.

The execution, delivery and performance by Lineo of this Agreement and all other agreements, documents and instruments to be executed and delivered by Lineo as contemplated hereby (including, without limitation, the Certificate of Designation) and the issuance and delivery of (i) the Series D Convertible Preferred Shares and (ii) upon the conversion of the Series D Convertible Preferred Shares, the Conversion Shares, have been duly authorized by all necessary corporate and other action of Lineo. This Agreement and each such other agreement, document and instrument (including, without limitation, the Certificate of Designation) constitute valid and binding obligations of Lineo, enforceable in accordance with their respective terms. The execution and delivery by Lineo of this Agreement and each other agreement, document and instrument to be executed and delivered by Lineo pursuant hereto or as contemplated hereby (including, without limitation, the Certificate of Designation) and the performance by Lineo of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of
(i) the Series D Convertible Preferred Shares and (ii) upon the conversion of the Series D Convertible Preferred Shares, the Conversion Shares, do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or obligation to which Lineo is a party or by which it or its assets are bound, or any provision of the Certificate of Incorporation or Bylaws of Lineo, or cause the creation of any material encumbrance upon any of the assets of Lineo; (B) violate or result in a violation of, or constitute a default under, any provision of any material law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to Lineo;
(C) require from Lineo any notice to, declaration or filing with, or consent or approval of any governmental authority or third party other than as may be required to secure an exemption from qualification of the offer and sale of the Series D Convertible Preferred Shares under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities and blue sky laws; or (D) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which Lineo or any of its assets is a party or by which Lineo or any of its assets is bound.

4.4      CAPITALIZATION.

As of the Closing and after giving effect to the transactions contemplated hereby, the authorized capital stock of Lineo will consist of 100,000,000 shares of Common Stock, par value $.001 per share, of which 21,482,057 shares will be issued and outstanding, and 30,000,000 shares of Preferred Stock, par value $.001 per share, of which (a) 7,500,000 shares will be designated as Series A Preferred Stock, of which (i) 5,000,000 shares shall be designated as Series A Class 1 Preferred Stock all of which are issued and outstanding and (ii) 2,500,000 shares shall be designated as Series A Class 2 Preferred Stock all of which are issued and outstanding, (b) 4,850,000 shares will be designated as Series B Preferred Stock, of which 4,833,331 shares are issued and outstanding,
(c) 3,000,000 shares will be designated as Series C Preferred Stock and 2,000,000 will be designated as Series D Convertible Preferred Stock. In addition, Lineo has authorized and reserved for issuance upon conversion of the Series A Preferred Stock up to 7,500,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like), has authorized and reserved for issuance upon conversion of the Series B Preferred Stock up to 4,850,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like), has authorized and reserved for issuance upon conversion of the Series C Preferred Stock up to 3,000,000 shares of Common Stock, has authorized and reserved for issuance upon conversion of the Series D Convertible Preferred Stock up to 2,000,000 Common Stock (subject to adjustment for stock splits, dividends and the like) and has reserved for issuance upon exercise of options under Lineo's stock option plans (the "Plans") 5,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like). Other than as described above, Lineo has not issued or agreed to issue and is not obligated to issue any warrants, options or other rights to purchase or acquire any shares of its capital stock, or any securities convertible into or exercisable or exchangeable for such shares or any warrants, options or other rights to acquire any such convertible securities. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of Lineo (including, without limitation, the Series D Convertible Preferred Shares) will have been duly and validly authorized and issued, fully paid and nonassessable and, except as set forth herein, not subject to any preemptive rights to purchase or otherwise acquire shares of capital stock of Lineo and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities and blue sky laws. The Conversion Shares will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and not subject to any preemptive rights, and will be offered, issued, sold and delivered in compliance with applicable federal and state securities and blue sky laws.

4.5      FINANCIAL STATEMENTS.

Lineo has previously furnished to the Investor copies of its draft audited financial statements (balance sheet, statement of operations, statement of cash flows and statement of stockholders equity) for the fiscal year at and ended October 31, 1999. Such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis; are complete, correct and consistent in all material respects with the books and records of

Lineo; and fairly and accurately present the financial position of Lineo as of the dates thereof and the results of operations and cash flows of Lineo for the periods shown therein.

4.6      ABSENCE OF UNDISCLOSED LIABILITIES.


Except as and to the extent reflected or reserved against in the financial statements referred to in Section 4.5 above, Lineo does not have and is not subject to any material liability or obligation of any nature, whether accrued, absolute, contingent or otherwise. (a)

4.7      NO CONSENT REQUIRED.

Except for a filing under the INVESTMENT CANADA ACT as provided in Section 8.5 and applicable filings under the Securities Act of 1933, as amended, no consent, approval, order or authorization of, or declaration, filing or registration with, any person, entity or governmental authority is required to be made or obtained by Lineo in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby including the Hart-Scott-Rodino Act (assuming the truth and accuracy of the representations and warranties in Section 5.7).

4.8      MATERIAL INFORMATION

The representations and warranties made or contained in this Agreement, the Confidential Private Placement Memorandum contained in SCHEDULE 4.8, the exhibits hereto and the certificates or statements executed or delivered in connection herewith, and the information concerning the business of Lineo delivered to the Shareholders in connection with or pursuant to this Agreement, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered. Lineo has fully provided the Shareholders with all the information that the Shareholders have requested for deciding whether to consummate the transactions contemplated by this Agreement.

                ARTICLE 5 -PRE-CLOSING COVENANTS AND OTHER TERMS

5.1      INVESTIGATION BY LINEO.

Prior to the Closing, the Principals and the Company have and will afford to the officers, counsel, accountants or other authorized representatives of Lineo reasonable access during normal business hours to, and otherwise make available to Lineo, the offices, facilities, properties, files, documents, contracts, insurance policies, books and records of the Company so as to afford Lineo the opportunity to make such review, examination and investigation of the Company as Lineo may request and the Shareholders and the Company at the sole cost of Lineo will cooperate with Lineo in connection with any permits, approvals, filings or consents required by law to be obtained. Lineo will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary. Except for the materials and information contained in the Schedules to this Agreement, no investigation, review, study or examination by Lineo or their representatives shall offset, limit or diminish the scope of the representations and warranties of the Company and the Shareholders in this Agreement or reduce or limit the liability of the Company and the Shareholders for any breach thereof.

5.2      CONDUCT OF BUSINESS.

From the date hereof through the Closing, except as otherwise expressly provided for in this Agreement, the Company covenants and agrees that it will, and the Principals agree to cause the Company to carry on the Company's business diligently, in the ordinary course and in substantially the same manner as such business has previously been carried out. Without limiting the foregoing or the other provisions of this Agreement, the Company and the Principals, jointly and severally, covenant and agree that:

         (a) Except as otherwise expressly permitted in this Agreement, or except as consented to by Lineo, the Company will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the Company's employees, consultants or contractors,
(ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, consultant or contractor whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee, consultant or contractor,
(iv) hire or offer to hire any new employees, consultants or contractors, (v) pay any amount to or for the benefit of the Shareholders or any officer, employee, consultant, contractor or agent other than salaries at the rates set forth on SCHEDULE "3.16" and other distributions referred to in SCHEDULE "3.13", or (vi) amend any existing or enter into any new Employee Benefit Plan.

         (b) The Company will use its best efforts to keep available the services of its present employees, consultants and contractors and preserve the goodwill, reputation and present relationships of the Company with its suppliers, customers, licensors and others having business relations with the Company.

         (c) The Company shall not create any obligation or liability (absolute or contingent) except current liabilities incurred in the ordinary course of business consistent with past custom and practice and obligations under contracts entered into in the ordinary course of business consistent with past custom and practice.

         (d) The Company will (i) maintain its property and assets in good repair, order and condition (ordinary wear and tear excepted), (ii) maintain and keep in full force existing insurance, (iii) maintain the books and records in the usual, regular and ordinary manner on a basis consistent with past practices, and (iv) perform and comply with its contractual obligations, including without limitation obligations under Material Contracts and Permits. The Company shall not mortgage, hypothecate, grant Liens in or otherwise encumber its interest in the Leased Property, or sublease its interest in the Leased Property or amend any material lease to which it is a party or by which it is bound.

         (e) The Company shall not amend its Articles of Incorporation or Bylaws.

         (f) Except in the ordinary course of business consistent with past custom and practice or as otherwise expressly provided for in this Agreement, the Company shall not: (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, including without limitation cash and cash equivalents, (ii) create or permit to exist any new Lien on any of its properties or assets, (iii) enter into any joint venture, partnership or other similar arrangement, (iv) accelerate or delay any service to be rendered to a customer of the Company in a manner inconsistent with past practices, (v) make any new commitments for capital expenditures, or (vi) enter into any commitment to borrow money.

         (g) The Company shall duly and timely file all Tax Returns and information returns and pay all Taxes when due.

         (h) The Company shall not undertake any action or fail to take any action that will result in a breach of the representations and warranties set forth in Article 3 hereof as if made on and as of the Closing Date.

         (i) The Company will not declare or pay any dividend or make any other distribution to any shareholders with respect to the shares of the Company, will not purchase or redeem any of its shares, will not issue rights or options to purchase or subscribe to any shares, issue or sell any shares or alter its equity interests.

         (j) The Company will not grant any power of attorney.

         (k) The Company and the Principals will promptly supply to Lineo copies of all litigation or legal proceedings pertaining in any way to the Company or the assets or business which may arise after the date hereof and will advise Lineo promptly in writing of any threat of litigation or other legal proceedings pertaining thereto.

5.3      NON-NEGOTIATION.

In consideration of the substantial expenditure of time, effort and expense undertaken by Lineo in connection with its due diligence review and the preparation and execution of this Agreement and the Transaction Documents, the Company and the Shareholders agree that none of the Company and the Shareholders, or any of their respective representatives, agents or employees will, after the execution of this Agreement until the earlier of (i) the termination of this Agreement, or (ii) the Closing, directly or indirectly, solicit, encourage, initiate, negotiate or discuss with any third party or permit the consummation of any acquisition proposal relating to or affecting the Company or any part of the Company, or any direct or indirect interests in the Company, whether by purchase of assets or stock, purchase of interests, business combination, merger or other transaction, and that the Company and the Shareholders will promptly advise Lineo of the terms of any communications, the Company or the Shareholders may receive or become aware of relating to any bid for all or any part of any such interest in the Company.

5.4      REASONABLE COMMERCIAL EFFORTS.

The Company and the Shareholders will each use reasonable commercial efforts between the date hereof and the Closing to secure fulfilment of all of the conditions precedent to Lineo's obligations hereunder, and Lineo will use reasonable commercial efforts between the date hereof and the Closing to secure fulfilment of all of the conditions precedent to the obligations of the Company and the Shareholders hereunder.

5.5      PRINCIPALS.

The Principals will cause the Company to comply with the provisions of this
ARTICLE 5. The Shareholders agree not to grant any power of attorney with respect to the Company Shares, the Company, or the Company's business or assets. The Shareholders will not sell any Company Shares or in any way reduce prior to the Closing their risk or commit to reduce their risk with respect to Company Shares owned by the Shareholders or the Lineo Shares to be acquired by the Shareholders hereunder.

5.6      MARKET STAND-OFF AGREEMENT.

In connection with a public offering by Lineo, the Shareholders if requested in good faith by Lineo and the managing underwriter of the public offering, shall agree not to sell or otherwise transfer or dispose of any securities of Lineo held by them (except for any securities sold pursuant to such registration statement) for a period following the effective date of the applicable registration statement that in no event shall exceed 180 days. In order to enforce the foregoing, Lineo may impose stop-transfer instructions with respect to the Lineo Shares held by such Shareholder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

5.7      SECURITIES LAW COMPLIANCE.

         (a) Each of the Shareholders agrees that all offers and sales of the Lineo Shares prior to one year after the Closing shall be made only in accordance with the provisions of Rule 904 under the Securities Act, pursuant to registration of the Lineo Shares under the Securities Act; or pursuant to an available exemption from the registration requirements of the Securities Act; and not to engage in hedging transactions with regard to the Lineo Shares prior to one year after the Closing unless in compliance with the Securities Act.

         (b) The Shareholders acknowledge that the Lineo Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the Lineo Shares are registered under the Securities Act, or an exemption from the registration provisions of the Securities Act is available. The Shareholders further acknowledge that hedging transactions involving the Lineo Shares may not be conducted unless in compliance with the Securities Act.

         (c) Each of the Shareholders represents to Lineo that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto. Each of the Shareholders represents and understands that he is responsible for his own due diligence investigation and satisfying his own due diligence requirements and shall not be entitled to rely on the due diligence investigation of any other person or entity. Each of the Shareholders represents to Lineo that he is acquiring the Lineo Stock for his own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Each of the Shareholders acknowledges that the Lineo Stock has not been registered under the Securities Act of 1933 or the securities laws of any state or other jurisdiction and cannot be disposed of unless it is subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available. Each of the Shareholders represents that there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Shareholder.

                ARTICLE 6 - CONDITIONS PRECEDENT TO THE CLOSING

6.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF LINEO.

The obligations of Lineo under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of Lineo:

         (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by the Company or the Shareholders in the performance of any of their respective covenants herein to be performed by any or all of them in whole or in part prior to the Closing, and the representations and warranties of the Company and the Shareholders contained in this Agreement, if specifically qualified by materiality, shall be true and correct as of the Closing and, if not so qualified, shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year, which shall be true and correct or true and correct in all material respects, as applicable, as of such specified date. Lineo shall receive at the Closing a certificate dated and validly executed on behalf of the Company certifying, in such detail as Lineo may reasonably require, the fulfilment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of the Company and the Shareholders contained in this Agreement, specifying in detail the extent of any breaches thereof.

         (b) DELIVERY OF DOCUMENTS. Lineo shall have received all documents and other items to be delivered under Section 7.2.

         (c) NO LEGAL OBSTRUCTION. No suit, action or proceeding not disclosed in the Schedules to this Agreement by any person, entity or governmental agency shall be pending or threatened in writing, which if determined adverse to the Company or Lineo's interests in the Company, could reasonably be expected to have a material adverse effect upon (i) the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company, (ii) Lineo, or (iii) the benefits to Lineo of the transactions contemplated hereby. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling Lineo to dispose of or discontinue or materially restrict the operations of a significant portion of the Company. All material permits, approvals, filings and consents required or advisable to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the transactions contemplated hereby or applicable laws of any country having jurisdiction over the transactions contemplated hereby shall have been obtained, made or expired, as the case may be (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

         (d) DAMAGE OR DESTRUCTION. From the date hereof until the Closing, there shall have been no material loss or destruction of any portion of the properties or assets of the Company, nor any institution or threat of any condemnation or other proceedings to acquire or limit the use of any of the properties or assets of the Company.

         (e) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company and the Company shall not have lost any material customer (or, in the aggregate, any material portion of the Company's business).

         (f) APPROVAL BY LINEO'S COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for Lineo.

         (g) LEASE. The landlord with respect to the premises located at 195 The West Mall, Suite 608, Toronto, Ontario, shall have provided its consent or the Principals shall have taken action to obtain such consent, if required, to the transaction contemplated by this Agreement.

         (h) TAXES. The Company and the Shareholders shall cooperate with Lineo to file an election under Section 338(g) of the Internal Revenue Code at Lineo's sole cost and expense.

6.2      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
SHAREHOLDERS.

The obligations of the Company and the Shareholders under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Company and the
Shareholders:

         (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by Lineo in the performance of any of the covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of Lineo contained in this Agreement, if specifically qualified by materiality, shall be true and correct as of the Closing and, if not so qualified, shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year, which shall be true and correct or true and correct in all material respects, as applicable, as of such specified date. The Company and the Shareholders shall receive at the Closing a certificate dated as of the Closing and executed on behalf of Lineo, certifying in such detail as the Company and the Shareholders may reasonably require, the fulfilment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of Lineo contained in this Agreement, specifying in detail the extent of any breaches thereof.

         (b) DELIVERY OF DOCUMENTS. The Company and the Shareholders shall have received all documents and other items to be delivered by Lineo under Section 7.3.

         (c) NO LEGAL OBSTRUCTION. All Requisite Regulatory Approvals shall be in full force and effect.

         (d) APPROVAL BY COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for the Company and the Shareholders.

         (e) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of Lineo.

                              ARTICLE 7 - CLOSING

7.1      CLOSING.

The consummation of the transactions that are the subject of this Agreement will be closed (the "Closing") at the office of Owens, Wright, Suite 401, 20 Holly Street, Toronto, Ontario, no later than the third business day after the satisfaction or waiver of the conditions to the parties' obligations set forth in Article 6 hereof (other than the delivery of certificates and opinions contemplated to be delivered at the Closing, which shall be delivered at the Closing) or at such other time or place as the parties may mutually agree (the "Closing Date") and in any event no later than 5:00 p.m. Toronto time on May 16, 2000. In the event that the transactions contemplated hereby have not closed on or before 5:00 p.m. Toronto time on May 16, 2000, and (i) on such date the Company and the Shareholders on the one hand or Lineo on the other is ready, willing and able to satisfy the conditions precedent to Closing of the other party or parties (the "Ready Party"), and the other party or parties is or are not so ready, willing and able, or (ii) the conditions to a party's obligations set forth in Article 6 hereof are not satisfied (except as a result of a material default or breach of this Agreement by such party) (the "Specified Party"), then the Ready Party or Specified Party may, in addition to any other remedies it may have, terminate this Agreement upon written notice to the others without liability to such other parties.

7.2      DELIVERIES BY THE COMPANY AND THE SHAREHOLDERS.

At the Closing, the Company and the Shareholders shall deliver or cause to be delivered to Lineo:

         (a) SHARE CERTIFICATES AND INSTRUMENTS OF CONVEYANCE. Certificates for all of the Company Shares, accompanied by stock powers duly executed in blank, with all necessary stock transfer and other documentary stamps attached;

         (b) CONSENTS. Copies of all written consents required to be obtained by the Company or the Shareholders in connection with the transactions contemplated by this Agreement and the Transaction Documents, and specified in SCHEDULE "3.7", in form and substance reasonably satisfactory to Lineo;

         (c) OPINION OF COUNSEL. An opinion of counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for Lineo;

         (d) CORPORATE DOCUMENTS. The Company's Articles of Incorporation and Bylaws certified by an appropriate officer of the Company as in effect at the Closing;

         (e) CERTIFICATES OF GOOD STANDING. Certificates of good standing, dated as of a recent date for each of the Company and any corporate Shareholder, issued by an appropriate official of the Province of Ontario;

         (f) RESOLUTIONS. A copy of the resolutions of the Board of Directors of the Company certified by the secretary of the Company as having been duly and validly adopted and in full force and effect as of the Closing Date authorizing execution and delivery of this Agreement and the Transaction Documents and performance, and the appointment and elections of officers and directors of the Company nominated by Lineo, and consummation of the transactions contemplated hereby and thereby by the Company; and

         (g) OTHER DOCUMENTS. Such other documents and instruments as Lineo or its counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby.

All documents delivered to Lineo shall be in form and substance reasonably satisfactory to counsel and accountants for Lineo.

7.3      DELIVERIES BY LINEO.

At the Closing, Lineo will deliver to the Company and/or the Shareholders, simultaneously with delivery of the items referred to in Section 7.2 above:

         (a) LINEO SHARES. Certificates representing the Lineo Shares being issued to the Shareholders, issued in the name of the Shareholders together with all necessary share transfer and other documentary stamps attached;

         (b) CASH ON Closing. Cash, certified cheques or bank drafts in the amounts described in SCHEDULE "1.1(a)" representing the cash consideration;

         (c) EXPENSES. Cash, certified cheques, or bank drafts representing the expenses described in paragraph 9.6;

         (d) PUT AGREEMENT. An agreement satisfactory to all parties hereto between the Principals and Lineo which grants the right to each of the Shareholders to cause Lineo to purchase by cash or certified cheque from each of the Principals the Lineo Shares or Conversion Shares;

         (e) EMPLOYMENT AND STOCK OPTION AGREEMENTS. Employment Agreements entered into by each of the Principals and the Company, and Stock Option Agreements entered into by each of Darren Best, Steve Robinson and the Company, in each case satisfactory to the Principals, Messrs. Best and Robison, as the case may be, and Lineo;

         (f) OPINION OF COUNSEL. An opinion of counsel for Lineo, dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for Lineo;

         (g) CORPORATE DOCUMENTS. Lineo's Articles of Incorporation and Bylaws certified by an appropriate officer of Lineo as in effect at the Closing;

         (h) CERTIFICATES OF GOOD STANDING. Certificates of good standing, dated as of a recent date for Lineo, issued by an appropriate official of the State of Delaware;

         (i) RESOLUTIONS. A copy of the resolutions of the Board of Directors of Lineo certified by the secretary of Lineo, as having been duly and validly adopted and in full force and effect as of the Closing Date authorizing execution and delivery of this Agreement and the Transaction Documents and performance, and consummation of the transactions contemplated hereby and thereby by Lineo; and

         (j) OTHER DOCUMENTS. Such other documents and instruments as the Company, the Shareholders or their counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby.

All documents delivered to the Company and/or the Shareholders shall be in form and substance reasonably satisfactory to counsel for the Company and the Shareholders.

                          ARTICLE 8 - OTHER AGREEMENTS

8.1      CONFIDENTIALITY.

         (a) CONFIDENTIALITY. After the Closing, each Shareholder and Principal shall strictly maintain the confidentiality of all information, documents and materials relating to the Company or the transactions contemplated by this Agreement, including without limitation the terms of this Agreement, except to the extent disclosure of any such information is required by law or authorized by Lineo or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that a Shareholder or a Principal reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this SECTION 8.1(a), the Shareholders will
(i) provide Lineo with prompt notice before such disclosure in order that Lineo may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and (ii) cooperate with Lineo in attempting to obtain such order or assurance. The provisions of this
SECTION 8.1(a) shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of default by the Shareholders or any of their Affiliates of this Agreement or becomes known in the industry through no wrongful act on the part of the Shareholders.

         (b) REMEDIES. Without limiting the right of Lineo to pursue all other legal and equitable rights available to it, including without limitation, damages for the actual or threatened violation of this SECTION 8.1 by the Shareholders, it is agreed that other remedies cannot fully compensate Lineo for such a violation and that Lineo shall be entitled to injunctive relief and/or specific performance to prevent violation or continuing violation thereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this SECTION 8.1, any term, restriction, covenant or promise in this SECTION 8.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

8.2      SURVIVAL OF REPRESENTATION AND WARRANTIES.

All of the representations and warranties set forth in this Agreement or in any of the Transaction Documents shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation, inquiry or examination made for or on behalf of or any knowledge of Lineo, the Company or the Shareholders or the acceptance by any of them of any certificate or opinion for two years after Closing.

8.3      COOPERATION AFTER THE CLOSING.

Lineo, the Company and the Shareholders will, at any time, and from time to time, after the Closing Date, execute and deliver such further instruments of conveyance and transfer and take such additional action as may be reasonably necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement and the Transaction Documents.

Without limiting the other obligations of the Shareholders hereunder, the Shareholders agree that, after the Closing, the Shareholders shall provide reasonable cooperation and assistance to Lineo or the Company, at Lineo's or the Company's sole cost and expense, with respect to any matters, disputes, suits or claims by or against any person not a party to this Agreement.

8.4      TAX MATTERS.

         (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Principals shall be responsible for the preparation of the Tax Returns of the Company for all taxable periods ending on or prior to the Closing Date. Such Tax Returns, together with all work papers and schedules related thereto, shall be delivered to Lineo for its review and acceptance no later than thirty (30) days prior to the earlier of (i) the date on which Lineo anticipates that Lineo's independent chartered accountants will issue their final report and opinion with respect to Lineo's audit of the financial statements containing combined operations of Lineo and the Company for the fiscal year in which the Closing occurs and (ii) the filing of such returns, and shall be prepared in a manner consistent with prior practice unless otherwise required by applicable laws. The Principals shall reimburse Lineo for Taxes payable by the Company with respect to such period within fifteen (15) days after payment by Lineo of such Taxes to the extent such unpaid Taxes are not reflected in reserves for Tax liabilities (other than any reserve for deferred taxes) on the books and records of the Company. In this regard, Lineo will require the Company to provide representatives of the Principals with access to the books and records of the Company during normal business hours.

         (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Lineo shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company for all periods which begin on or prior to the Closing Date and end after the Closing Date. All liability for Taxes of the Company with respect to such period shall rest with Lineo.

         (c) PRE-CLOSING PERIOD/POST-CLOSING PERIOD. For purposes of this Agreement, (i) the allocation of Taxes for a straddle period between the period prior to the Closing Date (the "Pre-Closing Period") and the period after the Closing Date (the "Post-Closing Period") shall be made on the basis of an interim Closing of the books as of the end of the Closing Date; (ii) any Tax resulting from any transaction undertaken pursuant to or contemplated by this Agreement is attributable to the Post-Closing Period.

8.5      INVESTMENT CANADA

Within 30 days after the Closing, Lineo agrees to file a Notification of the transaction in accordance with the INVESTMENT CANADA ACT.

                           ARTICLE 9 - MISCELLANEOUS

9.1      NOTICES, CONSENTS, ETC.

Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, or (b) delivered by courier, at the addresses as set forth below or at such other addresses as may be furnished in writing. All such notices and communications shall be deemed received upon the delivery thereof in accordance with the foregoing.

         (a)      If to the Shareholders, c/o:

                       John Fabrizio
                       195 The West Mall
                       Suite 608
                       Toronto, Ontario
                       M9C 5K1

                  with a copy to:

                       Owens, Wright
                       20 Holly Street
                       Suite 401
                       Toronto, Ontario
                       M4S 3B1

                       Attn:   Steven A. Robinson

         (b)      If to the Company (prior to the Closing):

                       RT-Control Inc.
                       195 The West Mall
                       Suite 608
                       Toronto, Ontario
                       M9C 5K1

                       Attn:   John Fabrizio

                  If prior to the Closing, with a copy to:

                       Owens, Wright
                       20 Holly Street
                       Suite 401
                       Toronto, Ontario
                       M4S 3B1

                       Attn:   Steven A. Robinson

         (c)      If to Lineo or, after the Closing, the Company:

                       Lineo, Inc.
                       390 South 400 West
                       Lindon, Utah
                       84042
                       Attn:   Matthew R. Harris

                  with a copy to:

                       Summit Law Group, PLLC
                       1505 Westlake Avenue North, Unit 300
                       Seattle, Washington
                       98109
                       Attn:   Michael J. Erickson

9.2      SEVERABILITY.

The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision which shall remain in full force and effect and be enforceable to the fullest extent permitted by law.

9.3      AMENDMENT AND WAIVER.

This Agreement may not be amended orally but may only be amended in writing by all of the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach or as a waiver by any other party hereto.

9.4      DOCUMENTS.

Each party will execute all documents and take such other actions as any other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

9.5      COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

9.6      EXPENSES.

Lineo shall pay all reasonable costs and expenses incurred or to be incurred by the Shareholders and/or the Company in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement and the Transaction Documents, including without limitation all legal and accounting fees and expenses and fees and expenses relating to the preparation of the Financial Statements deemed obligations of the Company for purposes of the Financial Statements and tax advice. Lineo shall pay all costs and expenses incurred or to be incurred by Lineo in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement and the Transaction Documents.

9.7      GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Delaware and the laws of the United States applicable therein, without giving effect to provisions thereof regarding conflicts of law.

9.8      HEADINGS.

The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

9.9      ASSIGNMENT.

This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by a Shareholder in any manner whatsoever, whether directly or by operation of law or otherwise, without the prior written consent of Lineo. Lineo shall have the right to assign this Agreement to an Affiliate, provided Lineo shall continue to be obligated hereunder, including to issue the Lineo Shares.

9.10     DEFINITIONS.

For purposes of this Agreement, the following terms have the meaning set forth below:

"BUSINESS" shall be a collective reference to any and all aspects of the embedded linux business of the Company.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"KNOWLEDGE" or "TO THE BEST KNOWLEDGE" means actual knowledge without investigation.

"LIENS" means any liens, claims, mortgages, charges, security interests, pledges or other encumbrances or adverse claims or interests of any nature.

"TAX" and "TAXES" means all taxes including any federal, provincial, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

"TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting Schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

"U.S. PERSON" shall mean: (i) any natural person resident in the United States;
(ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated , or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts.

9.11     ENTIRE AGREEMENT.

This Agreement, the Transaction Documents, and the documents, schedules and exhibits described herein or attached or delivered pursuant hereto constitutes the sole and only agreement among the parties with respect to the subject matter hereof. Any agreements, representations or documentation respecting the transactions contemplated by this Agreement, including without limitation, any correspondence, discussions or course of dealing, which are not expressly set forth in this Agreement, the Transaction Documents, or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto or are null and void, it being understood that no party has relied on any representation not set forth in this Agreement, the Transaction Documents or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto. It is expressly understood and agreed that upon Closing, the Confidentiality Agreement shall automatically be rendered null and void to the same extent as if it were never executed.

9.12     THIRD PARTIES.

Except as expressly set forth in Section 11.9 or 3.1(c) of this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

9.13     INTERPRETATIVE MATTERS.

Unless the context otherwise requires, (a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in and to this Agreement, and (b) words in the singular or plural include the singular and plural, pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the term "including" shall mean by way of example and not by way of limitation. All references to "dollars", "$", and "CDN" in this Agreement are references to Canadian dollars unless prefixed by "U.S.".

9.14     NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

9.15     DEFAULT.

The mere lapse of time for performing any obligation or covenant contained herein shall serve to put the party who is obliged to perform or fulfil such obligation or covenant in default, without any notice or demand being required therefor.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LINEO, INC.


Per:
     ---------------------------
     Name:
     Title:


RT-CONTROL INC.


Per:
     ---------------------------
         Name:
         Title:

SIGNED, SEALED & DELIVERED         )
in the presence of:                )
                                   )
                                   )
--------------------------------   )     -----------------------------------
WITNESS                            )     John Fabrizio
                                   )
                                   )
                                   )
--------------------------------   )     -----------------------------------
WITNESS                            )     Michael David Durrant
                                   )
                                   )
                                   )
--------------------------------   )     -----------------------------------
WITNESS                            )     Donald Jeff Dionne
                                   )
                                   )
                                   )
--------------------------------   )     -----------------------------------
WITNESS                            )     Steven A. Robinson
                                   )
                                   )
                                   )
--------------------------------   )     -----------------------------------
WITNESS                            )     Darren Best
                                   )
                                   )

                                                SCHEDULE "1.1(a)"

       I                               II
                                                                              NUMBER OF
                                                         NUMBER OF            SHARES OF
    NAME OF                          NAME OF              COMPANY              SERIES D         CASH
  SHAREHOLDER                       PRINCIPAL             SHARES             CONVERTIBLE       PAYMENT
                                                                              PREFERRED
                                                                                STOCK
John Fabrizio                John Fabrizio                    97              134,723               --

Michael D. Durrant           Michael D. Durrant               97              134,723               --

Donald J. Dionne             Donald J. Dionne                 97              134,723               --

Steve A. Robinson                                             3                 --             $5,000 U.S.

Darren Best                                                   6                 --             $10,000 U.S.

TOTALS                                                       300          404,169 (x $6 =      $15,000 U.S.
                                                                            $2,425,014


                                SCHEDULE "1.1(b)"

       CERTIFICATE OF DESIGNATION OF SERIES D CONVERTIBLE PREFERRED SHARES

                                 SCHEDULE "3.4"

                   ORGANIZATIONAL DOCUMENTS - RT-CONTROL INC.

                                 SCHEDULE "3.7"

Consent of Oxford Properties Group Inc. required under the lease of the Premises located at 195 The West Mall, Suite 608, Toronto, Ontario as such lease is contained in Schedule 3.11(b).

                                SCHEDULE "3.8(a)"

                              FINANCIAL STATEMENTS

                                SCHEDULE "3.8(b)"

               Professional Fees accrued but not billed $5,183.19

                                 SCHEDULE "3.9"

                             SHAREHOLDER'S LIABILITY

SHAREHOLDER LOANS (NOT INCLUDING ACCRUED EMPLOYMENT PAYMENTS)

As at April 30, 2000:

         Michael Durrant            $9,662.91
         Jeff Dionne                $3,556.37
         John Fabrizio              $2,372.46

                               SCHEDULE "3.11(a)"

Liens pursuant to a search of the Personal Property Security Act Registry, Ontario with a file currency date of May 4, 2000

RT-CONTROL INC. - NIL

JOHN FABRIZIO

------------------------------------ --------------- -------------------- ------------------------ -------------------
Registration                         File                                 Collateral
Number                               Number          Secured Party        Classification           Expiry Date
------------------------------------ --------------- -------------------- ------------------------ -------------------
19990428 1842 1531 8747              850496004       General Motors       Consumer Goods,          Apr. 28, 2003
                                                     Acceptance           Other, incl. Motor
                                                     Corporation of       Vehicle
                                                     Canada
                                                     Limited
------------------------------------ --------------- -------------------- ------------------------ -------------------

MICHAEL DURRANT - NIL

JEFFREY DIONNE

------------------------------------ --------------- -------------------- ------------------------ -------------------
Registration                         File                                 Collateral
Number                               Number          Secured Party        Classification           Expiry Date
------------------------------------ --------------- -------------------- ------------------------ -------------------
19980402 1810 1531 4289              839492757       HongKong             Consumer Goods,          Apr. 2, 2002
                                                     Bank of              Other, incl. Motor
                                                     Canada               Vehicle
------------------------------------ --------------- -------------------- ------------------------ -------------------

DARREN BEST

------------------------------------ --------------- -------------------- ------------------------ -------------------
Registration                         File                                 Collateral
Number                               Number          Secured Party        Classification           Expiry Date
------------------------------------ --------------- -------------------- ------------------------ -------------------
19990818 1844 1531 4347              854099685       Bank of Nova         Consumer Goods,          Aug. 13, 2003
                                                     Scotia               incl. Motor
                                                                          Vehicle
------------------------------------ --------------- -------------------- ------------------------ -------------------

STEVEN ROBINSON

------------------------------------ --------------- -------------------- ------------------------ -------------------
Registration                         File                                 Collateral
Number                               Number          Secured Party        Classification           Expiry Date
------------------------------------ --------------- -------------------- ------------------------ -------------------
20000418 1823 1531 5229              861038469       Bank of Nova         Consumer Goods,          April 15, 2004
                                                     Scotia               incl. Motor
                                                                          Vehicle
------------------------------------ --------------- -------------------- ------------------------ -------------------

                               SCHEDULE "3.11(b)"

                                 LEASED PROPERTY

1.       Offer to Sublease

2.       Landlord's Consent to Sublease

3.       Lease

4.       Copier Lease

                                 SCHEDULE "3.12"

                           PROPERTY AT OTHER LOCATIONS

                                       NIL

                                 SCHEDULE "3.13"

                               MATERIAL CONTRACTS


Earthlink                  Value:   $18,850 US
3100 New York              Due:     May 15, 2000
Pasedena, CA
USA  91107
Science Horizons           Value:   $31,800 US
1333 Gateway Dr.           Due:     May 28, 2000
Suite 1028
Melbourne, Florida


ZiLOG                      Value:   $51,000 US
4201 Bee Caves             Due:     May 28, 2000
Suite C-100
Austin, Texas
Cancelled as of April, 2000

Lease:
         Associate Carriers         Value Outstanding:        $77,361.50 CDN
         365 Evans Avenue           Outstanding Periods:      25 months
         Suite 400
         Toronto, Ontario
         M8Z 1K2

Copier & Fax Machine Lease:
         E.O.E.                     Value Outstanding:        $16,958.40 CDN
         2 Berkley Street           Outstanding Periods:      57 months
         Suite 204
         Toronto, Ontario
         M5A 2W3

                               SCHEDULE "3.14(c)"

PROPRIETARY RIGHTS

1. Canadian Trademark Applications filed on April 14, 2000 and U.S. Trademark Applications sent for filing:

       (a)     Cdn. Appln. for I NET READY
       (b)     U.S. Appln. for I NET READY
       (c)     Cdn. Appln. for I NET READY & Design
       (d)     U.S. Appln. for I NET READY & Design
       (e)     Cdn. Appln. for GEEKCREEK
       (f)     U.S. Appln. for GEEKCREEK
       (g)     Cdn. Appln. for UCLINUX
       (h)     U.S. Appln. for UCLINUX
       (i)     Cdn. Appln. for UCLINUX & Design
       (j)     U.S. Appln. for UCLINUX & Design
       (k)     Cdn. Appln. for UCSIMM
       (l)     U.S. Appln. for UCSIMM
       (m)     Cdn. Appln. for UCSIMM & Design
       (n)     U.S. Appln. for UCSIMM & Design
       (o)     Cdn. Appln. for UCKERNEL
       (p)     U.S. Appln. for UCKERNEL
       (q)     Cdn. Appln. for UCKERNEL & Design
       (r)     U.S. Appln. for UCKERNEL & Design
       (s)     U.S. Appln, for Cdn. Appln. for PALMLINUX
       (t)     U.S. Appln. for PALMLINUX
       (u)     Cdn. Appln. for RT-KERNEL
       (v)     U.S. Appln. for RT-KERNEL
       (w)     Cdn. Appln. for RT-CONTROL
       (x)     U.S. Appln. for RT-CONTROL
       (y)     Cdn. Appln. for RT-CONTROL & Design
       (z)     U.S. Appln. for RT-CONTROL & Design

2.   Dispute with Rick Farmer and Adicon Consulting & Design

       Letters to Rick Farmer and Adicon Consulting & Design dated September 17, 1999 concerning potential copyright infringement.

                               SCHEDULE "3.14(e)"

To the extent that all or any part of the Proprietary Rights constitute open source software, the Company does not have full, effective, exclusive and original ownership thereof.

1.       Confidentiality Agreement with Circuit Images Inc.

2.       Assignment of Intellectual Property by Circuit Images Inc.

                                 SCHEDULE "3.15"

                             EMPLOYEE BENEFIT PLANS

1. Options to purchase shares of Lineo, Inc. at $1.50 have been offered to each of the following employees in the following amounts:

         Paula Main                 4,000
         Mike Schlifer              4,000
         Darren Best                8,000

2. Employment offer currently made to Michael Leslie includes options to purchase 4,000 shares of Lineo, Inc. at $1.50.

                                 SCHEDULE "3.16"

                  EMPLOYEES AND SALARIES [EXCLUDING PRINCIPALS]

Paula Main, Executive Assistant
$35,000 CDN per annum
Date of Hire:    January 1, 2000
Vacation Accrual Rate:     3 weeks per year
Accrued Vacation Time:     5 days


Darren Best, Project Manager
$65,000 CDN per annum
Date of Hire:    part-time January 1 - March 27, 2000; full-time: March 27, 2000
Vacation Accrual Rate:     3 weeks per year
Accrued Vacation Time:     1.25 days


Ed Lui, Corporate Communications
$13.00/hr CDN
Date of Hire:    April 1, 2000
Vacation Accrual Rate:     4% of gross pay
Accrued Vacation Time:     .5 days


Michael Schlifer, Design Engineer
$45,000 CDN per annum
Date of Hire:    March 1, 2000
Vacation Accrual Rate:     3 weeks per year
Accrued Vacation Time:     2.5 days

                                 SCHEDULE "3.19"

                               INSURANCE POLICIES

Commercial Business Policy with Zurich Insurance Company

                                 SCHEDULE "3.20"

                           BANK ACCOUNTS AND HOLDINGS


Bank of Nova Scotia
44 King Street West
Toronto, Ontario
M5H 1H1
Attn:    John DaCosta
Tel:     (416) 933-1180
Fax:     (416) 866-2828
Acct:    6133312
Acct:    441813
GIC:     07923-73


Metro Credit Union
Jorgenson Hall, L158
350 Victoria Street
Toronto, Ontario
M5B 2K3
Attn:    Monia De Clara
Tel:     (416) 252-5621
Tel:     (800) 777-8507
Acct:    6900518


Harris Trust & Savings
P.O. Box 94033
Palatine, Illinois
USA  60094-4033
Tel:     (888) 340-2265
Acct:    29100 17637
Money Market Acct:    29100 17926

                                 SCHEDULE "3.21"

                                      TAXES

Corporate Tax:                      First filing due and payable June, 2000 for
                                    1999. No previous outstanding.

Provincial Sales Tax:               Current to February 29, 2000, filed
                                    quarterly Period March 1, 2000 - May 30,
                                    2000 due June 23, 2000

Goods and Services Tax (GST):       Due December 31, 1999, filed yearly
                                    Refund owing of $10,156.01 CDN;
                                    Claim subject to review by Canada
                                    Customs and Revenue Agency by letter
                                    dated April 25, 2000 (attached)

Payroll Tax Deductions:             Due May 15, 2000 (owing for April)
                                    Income Tax:       $13,724.14 CDN
                                    CPP:              $  3,096.28 CDN
                                    EI:               $  2,395.06 CDN

                                 SCHEDULE "3.22"

                                   LITIGATION

Letters to Rick Farmer and Adicon Consulting & Design dated September 17, 1999 concerning potential copyright infringement.

                                 SCHEDULE "3.23"

          Operations out of the ordinary course since December 31, 1999

1. $200,000 U.S. borrowed from Lineo, Inc. not reflected in Financial Statements dated December 31, 1999

                                 SCHEDULE "4.8"

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM